CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 7, 2003, relating to the financial statements of Sentry Variable Account I, and of our report dated February 21, 2003, relating to the financial statements of Sentry Life Insurance Company of New York, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" in the Statement of Additional Information and "Condensed Financial Information" in the Prospectus.




PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 25, 2003